Exhibit 99.1

PRESS RELEASE

Contacts:
Joseph Jones (Media)	Richard Veldran (Investors/Analysts)
jonesjo@dnb.com	veldranr@dnb.com
973.921.5732	973.921.5863

D&B Updates 2008 Guidance and Announces

Three Initiatives for the Year Ahead

•	Raises 2008 Revenue Guidance; Reaffirms 2008 Earnings Guidance; Provides 2008 Free Cash Flow and Tax Guidance

•	Announces Acquisition of AllBusiness.com

•	Announces New Two-Year, $400 Million Share Repurchase Program

•	Declares First Quarter 2008 Cash Dividend of $0.30, up 20 Percent

Short Hills, NJ – December 4, 2007 — D&B (NYSE: DNB), the leading provider of global business information, tools and commercial insight, today updated its financial guidance for 2008, which calls for continued growth in the year ahead. In addition, the Company announced three initiatives to drive long-term total shareholder return.

“D&B continues to take action to drive higher levels of growth and total shareholder return, in accordance with our business strategy,” said Steve Alesio, D&B’s Chairman and CEO. “We are pleased with our AllBusiness.com acquisition, which will help us scale our existing Internet business while expanding our ability to meet the needs of professionals doing business on the Web.”

“In addition, we feel good about the underlying strength of our business and our strong free cash flow outlook, which is allowing us to continue to return a significant amount of cash to our shareholders.”

Acquisition of AllBusiness.com

D&B today announced that it has acquired AllBusiness.com, Inc. for approximately $55 million. AllBusiness is an online media and e-commerce company that leverages its proprietary publishing platform and a broad range of content to help users run their small businesses.

The AllBusiness acquisition directly supports D&B’s strategic stake of growing its Internet business. AllBusiness will enhance D&B’s Internet capabilities while expanding its advertising-based revenue stream. In addition, the acquisition will provide a significant opportunity to market D&B’s product offerings and quality business information to new and existing customers.

AllBusiness generates high-quality traffic by publishing rich content on the Web and leverages its expertise in search engine optimization to generate higher listings of its content on each search inquiry. The company has an existing base of more than 2 million unique monthly visitors, and it monetizes its traffic through online display advertising by national advertisers. The AllBusiness acquisition also provides a platform to generate cross-selling opportunities for D&B products aimed at small business professionals, which is the key online market that D&B serves today.

Given the timing of this acquisition, AllBusiness will have no impact on D&B’s 2007 financial guidance. AllBusiness is expected to generate approximately $10 million of incremental revenue for D&B in 2008. D&B will leverage its financially flexible business model to absorb the approximately $0.06 of dilution associated with the acquisition in 2008 without impacting its previously announced 2008 operating income or EPS outlook. The Company expects AllBusiness to be accretive to earnings in 2009.

New Two-Year, $400 Million Share Repurchase Program

D&B announced today that its Board of Directors has authorized a new two-year, $400 million share repurchase program, which is in line with the Company’s target of returning approximately $200 million per year to shareholders through continued share repurchase. The Company expects its previously approved repurchase program to be completed by January 2008.

Cash Dividend Increased

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.30 per share, representing a 20 percent increase in D&B’s prior quarter dividend payouts of $0.25 per share. This quarterly cash dividend is payable on March 17, 2008, to shareholders of record at the close of business on February 29, 2008. This increase is a reflection on the Company’s continuing ability to generate strong free cash flow growth in 2008.

Full Year 2008 Outlook

D&B today provided updated financial guidance for 2008, which includes the acquisition of AllBusiness.com:

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D&B has increased its guidance for core revenue growth to 8 percent to 10 percent, before the effect of foreign exchange. This compares with D&B’s previous 2008 core revenue guidance of 7 percent to 9 percent growth. The Company continues to expect organic revenue growth of 6 percent to 8 percent.

•	The Company reaffirmed its guidance for operating income growth of 8 percent to 10 percent, before non-core gains and charges.

•	The Company also reaffirmed its guidance for diluted EPS growth of 11 percent to 14 percent, before non-core gains and charges.

•	In addition, D&B announced its expectation of continued strong free cash flow, with a guidance range of $337 million to $352 million, excluding the impact of legacy tax matters.

•	Finally, the Company announced tax rate guidance of approximately 37 percent to 37.5 percent, before non-core gains and charges.

D&B does not provide guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of non-core gains and charges, such as restructuring charges and legacy tax matters, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions, and could be material to D&B’s results computed in accordance with GAAP.

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About D&B

D&B (NYSE:DNB) is the world’s leading source of commercial information and insight on businesses, enabling companies to Decide with Confidence® for over 165 years. D&B’s global commercial database contains more than 115 million business records. The database is enhanced by D&B’s proprietary DUNSRight® Quality Process, which provides our customers with quality business information. This quality information is the foundation of our global solutions that customers rely on to make critical business decisions.

D&B provides customers with four solution sets, which meet a diverse set of customer needs globally. Customers use D&B Risk Management SolutionsTM to mitigate credit risk, increase cash flow and drive increased profitability; D&B Sales & Marketing SolutionsTM to increase revenue from new and existing customers; D&B E-Business SolutionsTM to convert prospects into clients faster by enabling business professionals to research companies, executives and industries; and D&B Supply Management SolutionsTM to increase cash by generating ongoing savings from our customers’ suppliers and by protecting our customers from serious financial, operational and regulatory risk. For more information, please visit www.dnb.com.

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Forward-Looking and Cautionary Statements

This press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

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D&B relies significantly on third parties to support critical components of its business model in a continuous and high-quality manner, including third-party data providers, strategic partners in its Worldwide Network, and outsourcing partners.

•	Demand for D&B’s products is subject to intense competition, changes in customer preferences and, to a lesser extent, economic conditions which impact customer behavior.

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The profitability of D&B’s International segment depends on its ability to identify and execute on various initiatives, such as the implementation of subscription plan pricing and successfully managing its Worldwide Network, and its ability to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost.

•	D&B’s ability to renew large contracts, the related revenue recognition and the timing thereof may impact its results of operations from period to period.

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D&B’s results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard-setting bodies, and the implementation or modification of fees or taxes that we must pay to acquire, use, and/or redistribute data. In particular, D&B’s results have been, and may continue to be, significantly impacted by legislative changes affecting the fees charged by the Italian government to acquire and/or re-use data.

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D&B’s solutions and brand image are dependent upon the integrity and security of its global database and the continued availability thereof through the Internet and by other means, as well as our ability to protect key assets, such as our data centers.

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D&B is involved in various tax matters and legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B’s cash flow and profitability. See the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith, for a more detailed description of these matters.

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D&B’s ability to successfully implement its Blueprint for Growth Strategy requires that it successfully reduce its expense base through its Financial Flexibility initiatives, and reallocate certain of the expense-base reductions into initiatives that produce desired revenue growth.

•	D&B’s future success requires that it attract and retain qualified personnel in regions throughout the world.

•	D&B’s ability to introduce new Web-based products or services in a seamless way and without disruption to existing products such as DNBi.

•	D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase shares in accordance with applicable securities laws.

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D&B’s ability to acquire and successfully integrate other complementary businesses, products and technologies into its existing business, without significant disruption to its existing business or to its financial results.

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D&B’s free cash flow projections are dependent upon its ability to generate revenue, its collection processes, customer payment patterns, the timing and volume of stock option exercises and the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above and as more fully described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent filings with the SEC, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC’s web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statements.